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                                 NIXON PEABODY LLP
                                101 Federal Street
                              Boston, MA  02110-1832
                                 (617) 345-1000
                               Fax: (617) 345-1300
                           http://www.nixonpeabody.com



                                                March 23, 2001

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC  20549


      Re:   Mutual Fund Investment Trust
            H&O IPO & EMERGING COMPANY FUND

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Mutual Fund Investment Trust, a Massachusetts business trust (the "TRUST") currently consisting of a number of separate series, including the above-referenced series (the "FUND"), on various general matters. This opinion is written in reference to the Class A Shares and Class B Shares, each par value $.001 per share (collectively, the "SHARES"), of the Fund, to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 33-9421 and 811-5526) filed by the Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "REGISTRATION STATEMENT").

     We have reviewed, insofar as it relates or pertains to the Fund, the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to original documents of all copies submitted to us for our review.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold in accordance with the Trust's Declaration of Trust and the Registration Statement, will be legally issued, fully paid and non-assessable.


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     We consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Nixon Peabody LLP
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                                                NIXON PEABODY LLP